Exhibit 99.1

FOR IMMEDIATE RELEASE

For Inverness:

Media Contacts:
Matt Benson 415-618-8750
Maggie Pisacane 212-687-8080
Sard Verbinnen & Co

Investor Relations Contact:
Doug Guarino 781-647-3900

For Biosite:

Investor Relations Contact:
Nadine Padilla 858-805-2820

INVERNESS TO ACQUIRE BIOSITE VIA CASH TENDER AT $92.50 PER SHARE

WALTHAM, Mass. and SAN DIEGO, Calif., May 17, 2007 – Inverness Medical Innovations, Inc. (Amex: IMA) and Biosite Incorporated (Nasdaq: BSTE) today announced that they have entered into a definitive merger agreement under which Inverness will acquire all of Biosite’s outstanding common stock not already owned by Inverness in a cash tender offer for $92.50 per share.

Commenting on the execution of the merger agreement, Ron Zwanziger, Chairman, President and Chief Executive Officer of Inverness said, “After many months of hard work and dedication, we are gratified to have reached an agreement with Biosite that maximizes value for their stockholders while offering the advantages and growth potential of this powerful strategic combination to our own stockholders. We expect that a combination with Biosite will be accretive to Inverness’ cash-based EPS in the near term as we quickly leverage Biosite’s strength in proprietary protein markers and robust cardiovascular platform together with our ongoing research and development efforts in the cardiac arena.”

Zwanziger continued, “Inverness has great respect and admiration for Biosite, including its business, products, R&D efforts, operations and employees, and we look forward to working closely with Biosite as we consummate this transaction and begin what we anticipate to be a smooth integration process.”

Biosite’s Chairman and Chief Executive Officer, Kim Blickenstaff, stated, "Our agreement with Inverness provides an increased all cash premium to our stockholders and reflects Inverness’ strong commitment to the transaction. Inverness’ interest in the company is a testament to the value our loyal and dedicated employees have created and I would like to thank them for their commitment and hard work. We look forward to working with Inverness to complete the transaction as expeditiously as possible."

Prior to entering into the merger agreement with Inverness, Biosite terminated the merger agreement it previously entered into with Beckman Coulter and its acquisition subsidiary in accordance with its terms.

Inverness will promptly commence a tender offer for all of Biosite’s outstanding common stock not already owned by Inverness. The offer is conditioned upon at least a majority of the outstanding Biosite shares, determined on a fully diluted basis, being tendered, as well as the satisfaction of regulatory and other customary conditions. Approval of the transaction by Inverness’ stockholders is not required. In the event that the tender offer is not closed by July 3, 2007, Biosite’s shareholders will receive $0.015205 per share for each day following July 3, 2007 until the date on which the tender offer is closed. The transaction is currently expected to close at the end of the second quarter or the beginning of the third quarter of 2007.

Advisors:

UBS Investment Bank is acting as financial advisor to Inverness as well as serving as dealer manager for the proposed tender offer. Covington Associates is acting as financial advisor to Inverness and Goldman, Sachs & Co. is acting as financial advisor to Biosite. Goodwin Procter LLP is serving as legal counsel to Inverness and Cooley Godward Kronish LLP and Potter Anderson & Corroon LLP are serving as legal counsel to Biosite.

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About Inverness:

Inverness Medical Innovations, Inc. is a leading developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women’s health, cardiology and infectious disease. The Company’s new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. Inverness is headquartered in Waltham, Massachusetts.

For additional information on Inverness Medical Innovations, Inc., please visit our website at www.invernessmedical.com.

About Biosite:

Biosite Incorporated is a leading bio-medical company commercializing proteomics discoveries for the advancement of medical diagnosis. The company’s products contribute to improvements in medical care by aiding physicians in the diagnosis of critical diseases and health conditions. The Biosite Triage(R) rapid diagnostic tests are used in more than 70 percent of U.S. hospitals and in more than 60 international markets. Information on Biosite can be found at www.biosite.com.

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws. These statements reflect Inverness’ and Biosite’s current views with respect to future events and are based on their respective managements’ current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with general competitive factors, market and economic conditions generally, the demand for the acquired products, the ability of Inverness and Biosite to successfully develop and commercialize the acquired products, the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the period ended December 31, 2006 and Biosite’s quarterly report on Form 10-Q for the period ended March 31, 2007, and other factors identified from time to time in their respective periodic filings with the Securities and Exchange Commission (the “SEC”). Risks and uncertainties relating to the proposed transaction include, without limitation: volatility in the market price of Biosite’s common shares; the lack of assurance that regulatory approvals or exemptions will be obtained or the proposed offer conditions will be satisfied; the extent to which holders of common shares determine to tender their shares to the Inverness offer; Inverness will not obtain the requisite debt financing for the transaction, or if obtained and the proposed transaction is consummated, Inverness would significantly increase its level of indebtedness; the anticipated benefits, including synergies and accretion, of the transaction will not be realized; the closing conditions to any transaction that may be entered into are not realized; and the proposed transactions will not be consummated. These forward-looking statements speak only as of the date of this press release, and neither Inverness nor Biosite undertake any obligation to update or revise any forward-looking statements contained herein.

Additional Information About the Proposed Transaction and Where to Find It:

This report is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite. The tender offer for the shares of Biosite by Inverness has not commenced. Stockholders of Biosite are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the offer is commenced, Inverness and its acquisition subsidiary will file tender offer materials with the U.S. Securities and Exchange Commission (SEC), and Biosite will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Biosite at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from (i) Inverness by mailing requests for such materials to: Investor Relations Department, 51 Sawyer Road, Suite 200, Waltham, MA 02453 and (ii) Biosite by mailing requests for such materials to: Investor Relations, Biosite, 9975 Summers Ridge Road, San Diego, California 92121.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Biosite and Inverness file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Biosite or Inverness at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Biosite’s and Inverness’ filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.